UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Dynagas LNG Partners LP
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
97 Poseidonos Avenue & 2 Foivis Street Glyfada, 16674, Greece 011 30 210 8917 960
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Units	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: ______ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)
This Registration Statement on Form 8-A is being filed by Dynagas LNG Partners LP, a Marshall Islands limited partnership in connection with the transfer of the listing of its Common Units representing limited partnership interests, no par value, from the Nasdaq Global Select Market to the New York Stock Exchange.

Item 1.                Description of Registrants Securities to be Registered.
   The description of the common units representing limited partner interests in Dynagas LNG Partners LP (the "Registrant") set forth under the captions "Prospectus Summary," "Our Cash Distribution Policy and Restrictions on Distributions," "How We Make Cash Distributions," "Description of the Common Units," "The Partnership Agreement," "Material U.S. Federal Income Tax Considerations" and "Non-United States Tax Considerations" in the prospectus filed by the Registrant on November 14, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Securities Act") which prospectus constitutes a part of the Registrant's Registration Statement on Form F-1 (Registration No. 333-191653) (the "Form F-1 Registration Statement"), initially filed with the Securities and Exchange Commission (the "SEC") on October 10, 2013, and subsequently amended or supplemented, is incorporated herein by reference.
Item 2.                Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit

1.1	Registrant's Registration Statement on Form F-1 (Registration No. 333-191653), initially filed with the SEC on October 10, 2013 and as amended or supplemented (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form F-1 Registration Statement).

3.2
Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the fiscal year ending 2013, filed with the SEC on March 25, 2014).

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 23, 2014	DYNAGAS LNG PARTNERS LP By: /s/ Michael Gregos Name: Michael Gregos Title: Chief Financial Officer

INDEX TO EXHIBITS

No.	Exhibit

1.1	Registrant's Registration Statement on Form F-1 (Registration No. 333-191653), initially filed with the SEC on October 10, 2013 and as amended or supplemented (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-191653).

3.2
Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the fiscal year ending 2013, filed with the SEC on March 25, 2014).